UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2019 (November 20, 2019)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On November 21, 2019, i3 Verticals, Inc. (the “Company”) issued a press release announcing the results of its operations for the three months and year ended September 30, 2019. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On November 20, 2019, Scott Meriwether, currently the Company’s Senior Vice President of Finance, was promoted to the newly-created position of Chief Operating Officer of the Company, which will be effective on the day following the filing of the Company’s Annual Report on Form 10-K for the period ended September 30, 2019. In connection with Mr. Meriwether’s appointment as Chief Operating Officer, the Board of Directors of the Company (the “Board”) awarded Mr. Meriwether an option to purchase up to 25,000 shares of the Company’s Class A common stock in accordance with the terms of the Company’s 2018 Equity Incentive Plan, which option vests ratably in three equal annual installments beginning on November 26, 2020, subject to the Mr. Meriwether’s continued service with the Company. Additionally, following the recommendation of the Compensation Committee of the Board, the Board approved an increase to the base salary for Mr. Meriwether to $225,000, effective as of December 1, 2019.
Mr. Meriwether, 37, has served as the Company’s Senior Vice President of Finance since the formation of the Company in January 2018 and as the Senior Vice President of Finance of i3 Verticals, LLC since March 2017. He previously served as the Vice President of Finance of i3 Verticals, LLC from April 2014 to February 2017. Prior to joining i3 Verticals, LLC, Mr. Meriwether served as the Vice President of Finance at Metro Medical Supply, Inc., a pharmaceutical and medical supply company, from December 2010 to April 2014, before which he served as the Assistant Treasurer of iPayment, Inc. (Nasdaq: IPMT). Mr. Meriwether’s career began at PricewaterhouseCoopers, LLP where he served as Senior Associate. Mr. Meriwether holds a Bachelor of Arts from the University of Tennessee (Knoxville) and is an inactive Certified Public Accountant in the state of Tennessee.
There are no arrangements or understandings between Mr. Meriwether and any other persons pursuant to which he was selected as the Company’s Chief Operating Officer. There are no family relationships between Mr. Meriwether and any director or executive officer of the Company, and Mr. Meriwether has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
The Company has also prepared a supplemental presentation (the “Supplemental Presentation”) containing segment financial performance information for the three months and twelve months ended September 30, 2019. A copy of the Supplemental Presentation is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 7.01. A copy of the Supplemental Presentation is also available on the Investors section of the Company’s website.
As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by i3 Verticals, Inc. on November 21, 2019
99.2	Supplemental Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 21, 2019

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer